Exhibit 4.1

EXECUTION VERSION

WARRANT AGREEMENT

BETWEEN

DYNEGY INC.

AND

COMPUTERSHARE INC. AND

COMPUTERSHARE TRUST COMPANY, N.A.,

AS WARRANT AGENT

February 2, 2017

WARRANT AGREEMENT

This Warrant Agreement (this “Agreement”), dated as of February 2, 2017, between Dynegy Inc., a Delaware corporation (the “Company”), and Computershare Inc., a Delaware corporation (“Computershare”), and its wholly-owned subsidiary Computershare Trust Company, N.A., a federally chartered, limited purpose trust company (the “Trust Company” and, together with Computershare, the “Warrant Agent”).

RECITALS

WHEREAS, on December 9, 2016, Illinois Power Generating Company, a wholly-owned subsidiary of the Company (“Genco”), filed a voluntary petition for relief and commenced its chapter 11 case, styled as In re Illinois Power Generating Company, Case No. 16-36326 (the “Chapter 11 Case”) under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the for the Southern District of Texas, Houston Division (the “Bankruptcy Court”);

WHEREAS, in addition, on December 9, 2016, Genco filed the Prepackaged Chapter 11 Plan of Reorganization of Illinois Power Generating Company with the Bankruptcy Court in the Chapter 11 Case (the “Plan”), pursuant to the terms of which Genco would reorganize;

WHEREAS, on January 25, 2017, the Bankruptcy Court entered an order confirming the Plan;

WHEREAS, the Plan provides, among other things, that on the date the Plan is substantially consummated (the “Plan Effective Date”), (1) holders of the Genco Notes will receive up to 10,000,000 warrants issued by the Company (the “Warrants”), each of which will initially entitle the holder thereof to purchase one share of common stock, par value $0.01 per share (the “Common Stock”), of the Company, and (2) the Warrants will be issued pursuant to and on the terms and conditions set forth in this Agreement;

WHEREAS, the Plan Effective Date occurred on the date hereof;

WHEREAS, the Warrants are being issued pursuant to, and on the terms and subject to the conditions set forth in, the Plan in an offering in reliance on the exemption afforded by Section 1145 of the Bankruptcy Code from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and of any applicable state securities or “blue sky” laws; and

WHEREAS, the Warrant Agent has agreed to act as the agent of the Company in connection with the issuance, registration, transfer, exchange and exercise of the Warrants on the terms and conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the premises and mutual agreements herein set forth, the parties hereto agree as follows:

SECTION 1.         Appointment of Warrant Agent.  The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions hereinafter set forth in this Agreement and the Warrant Agent hereby accepts such appointment on the terms and subject to the conditions hereinafter set forth.

SECTION 2.         Issuance and Form of Warrants.  On the terms and subject to the conditions of this Agreement, in accordance with the terms of the Plan, (a) 8,653,038 Warrants will be issued by the Company on the date of this Agreement and (b) additional Warrants may be issued by the Company on the 75th day after the Plan Effective Date (or the next succeeding Business Day) and on the 180th day after the Plan Effective Date (or the next succeeding Business Day) as set forth in the Plan.  On the date that any Warrants are issued hereunder, the Company will deliver, or cause to be delivered, to the Warrant

Agent as custodian for The Depository Trust Company (the “Depository”) and registered in the name of Cede & Co., as the Depository’s nominee, one or more Global Warrants evidencing the Warrants to be issued in accordance with the terms of the Plan.

Each Global Warrant issued pursuant to the this Agreement shall represent such number of the outstanding Warrants as specified therein, and shall provide that it shall represent the aggregate amount of outstanding Warrants from time to time endorsed thereon and that the aggregate amount of outstanding Warrants represented thereby may from time to time be decreased or increased, as appropriate, in accordance with the terms of this Agreement.  Except as provided in Section 5 hereof, Holders of Warrants will not be entitled to receive Definitive Warrants.

Each Warrant shall entitle the Holder thereof, upon proper exercise and payment of the exercise price of $35.00 (as the same may be hereafter adjusted pursuant to Section 11 hereof, the “Exercise Price”), to receive from the Company one fully paid and non-assessable share of Common Stock (as the same may be hereafter adjusted pursuant to Section 11 hereof, the “Warrant Number”), subject to the ability of the Holders to exercise a Cashless Exercise as provided in Section 6(d) hereof.  The shares of Common Stock or (as provided pursuant to Section 11 hereof) securities, cash or other property deliverable upon proper exercise of the Warrants are referred to herein as the “Warrant Shares.”

Warrants may bear such legends, insertions, omissions, substitutions and other variations as are required or permitted by this Agreement, and may have such letters, numbers or other marks of identification and legends and endorsements placed thereon as may be required to comply with any law or with any rules made pursuant thereto or with any rules of any securities exchange or as may, in each case, be determined by an Appropriate Officer (as defined below).

To the extent the provision of any Warrant conflicts with the express provisions of this Agreement, the provisions of this Agreement shall govern and be controlling.

SECTION 3.         Execution of Warrants by the Company.  Each Warrant shall be signed on behalf of the Company by its Chief Executive Officer, its President, a Vice President, its Treasurer or an Assistant Treasurer and its Secretary or an Assistant Secretary (each, an “Appropriate Officer”).  Each such signature upon a Warrant may be in the form of a facsimile or electronic signature of any such Appropriate Officer and may be imprinted or otherwise reproduced on the Warrants and for that purpose the Company may adopt and use the facsimile or electronic signature of any Appropriate Officer.  Warrants shall be dated the date of countersignature by the Warrant Agent.

If any Appropriate Officer who shall have signed a Warrant shall cease to be an Appropriate Officer before the Warrant so signed shall have been countersigned by the Warrant Agent, such Warrant nevertheless may be countersigned and delivered as though such Appropriate Officer had not ceased to be an Appropriate Officer of the Company, and any Warrant may be signed on behalf of the Company by any Person who, at the actual date of the execution of such Warrant, shall be an Appropriate Officer, although at the date of the execution of this Agreement such Person was not an Appropriate Officer.

SECTION 4.         Registration and Countersignature.  Upon written order of the Company (a “Warrant Countersignature Order”), the Warrant Agent shall upon receipt of a Warrant duly executed on behalf of the Company, countersign such Warrant and shall deliver such Warrant to or upon the written order of the Company.  Such written order of the Company shall specifically state the number of Warrants that are to be in the form of a Global Warrant and the number of Warrants that are to be issued in the form of a Definitive Warrant.  Warrants shall be, and shall remain, subject to the provisions of this Agreement until such time they shall have been duly exercised or shall have expired or been canceled in accordance with the terms hereof.  Each Holder shall be bound by all of the terms and provisions of this Agreement (a copy of which is available on request to the Secretary of the Company) as fully and effectively as if such Holder had signed the same.

No Warrant shall be valid for any purpose, including the exercise thereof, until such Warrant has been countersigned by the manual or facsimile signature of the Warrant Agent.  Such signature by the Warrant Agent upon any Warrant executed by the Company shall be conclusive evidence that such Warrant so countersigned has been duly issued hereunder.

The Warrant Agent shall keep, at an office designated for such purpose, books (the “Warrant Register”) in which, subject to such reasonable regulations as it may prescribe, it shall register the Warrants and exchanges and transfers of thereof in accordance with the procedures set forth in Section 5 hereof, all in form satisfactory to the Company and the Warrant Agent.

SECTION 5.         Registration of Transfers and Exchanges.

(a)                                 Transfer and Exchange of Global Warrants.  Global Warrants shall (i) be registered in the name of the Depository or its nominee, (ii) be delivered to the Warrant Agent as custodian for such depository and (iii) bear a legend substantially in the form set forth in Section 5(f) hereof.  A Global Warrant may not be transferred as a whole except by the Depository to a nominee of the Depository, by a nominee of the Depository to the Depository or to another nominee of the Depository, or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.  All Global Warrants will be exchanged by the Company for Definitive Warrants if:

(i)                                     the Depository notifies the Company that it is unwilling or unable to continue as Depository for the Global Warrants and a successor Depository for the Global Warrants is not appointed by the Company within 120 days after delivery of such notice; or

(ii)                                  the Company, in its sole discretion, notifies the Warrant Agent in writing that all Warrants shall be exclusively in the form of Definitive Warrants.

In either such case, the Warrant Agent, upon receipt of written instructions signed by an Appropriate Officer of the Company and all other necessary information, shall issue Definitive Warrants, in an aggregate number equal to the number of Warrants represented by the Global Warrants, in exchange for such Global Warrants, in such names and in such amounts as directed by the Depository or, in the absence of instructions from the Depository, the Company.

(b)                                 Transfer and Exchange of Beneficial Interests in the Global Warrants.  The transfer and exchange of beneficial interests in the Global Warrants shall be effected through the Depository, in accordance with this Agreement and the Applicable Procedures.  None of the Company, the Warrant Agent nor any other agent of the Company shall have any responsibility or liability for any aspect of the records relating to beneficial ownership interests in a Global Warrant, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.  Beneficial interests in any Global Warrant may be transferred to Persons who take delivery thereof in the form of a beneficial interest in another Global Warrant.  No written orders or instructions shall be required to be delivered to the Warrant Agent, in its capacity as registrar (in such capacity, the “Warrant Registrar”) to effect the transfers described in this Section 6(b).

(c)                                  Beneficial Interests in Global Warrants to Definitive Warrants.  If any Holder of a beneficial interest in a Global Warrant proposes to exchange such beneficial interest for a Definitive Warrant or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Warrant, then the Warrant Agent shall cause the aggregate amount of the applicable Global Warrant to be reduced accordingly pursuant to

Section 5(g) hereof, and the Company shall execute and, upon receipt of a Warrant Countersignature Order in accordance with Section 4 hereof, the Warrant Agent shall countersign and deliver to the Person designated in the instructions a Definitive Warrant in the appropriate amount.  Any Definitive Warrant issued in exchange for a beneficial interest pursuant to this Section 5(c) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest requests through instructions to the Warrant Registrar from or through the Depository and the Participant or Indirect Participant.  The Warrant Agent shall deliver such Definitive Warrants to the Persons in whose names such Warrants are so registered.

(d)                                 Definitive Warrants to Beneficial Interests in Global Warrants.  A Holder of a Definitive Warrant may exchange such Warrant for a beneficial interest in a Global Warrant or transfer such Definitive Warrants to a Person who takes delivery thereof in the form of a beneficial interest in a Global Warrant at any time.  Upon receipt of a request for such an exchange or transfer, the Warrant Agent will cancel the applicable Definitive Warrant and increase or cause to be increased the aggregate amount of one of the Global Warrants.

(e)                                  Transfer and Exchange of Definitive Warrants for Definitive Warrants.  Upon request by a Holder of Definitive Warrants and such Holder’s compliance with the provisions of this Section 5(e), the Warrant Registrar shall register the transfer or exchange of Definitive Warrants.  Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Warrant Registrar the Definitive Warrants duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Warrant Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  A Holder of Definitive Warrants may transfer such Warrants to a Person who takes delivery thereof in the form of a Definitive Warrant.

(f)                                   Global Warrant Legend.  The following legend will appear in substantially the following form on the reverse of all Global Warrants issued under this Agreement unless specifically stated otherwise in the applicable provisions of this Agreement:

“THIS GLOBAL WARRANT IS HELD BY THE DEPOSITORY (AS DEFINED IN THE WARRANT AGREEMENT GOVERNING THIS WARRANT) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE WARRANT AGENT MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2 AND SECTION 5 OF THE WARRANT AGREEMENT, (2) THIS GLOBAL WARRANT MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 5(a) OF THE WARRANT AGREEMENT, (3) THIS GLOBAL WARRANT MAY BE DELIVERED TO THE WARRANT AGENT FOR CANCELLATION PURSUANT TO SECTION 7 OF THE WARRANT AGREEMENT AND (4) THIS GLOBAL WARRANT MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITORY WITH THE PRIOR WRITTEN CONSENT OF DYNEGY INC.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR WARRANTS IN DEFINITIVE FORM, THIS WARRANT MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A

NOMINEE OF SUCH SUCCESSOR DEPOSITORY.  UNLESS THIS WARRANT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER OR EXCHANGE, AND ANY WARRANT ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(g)                                  Cancellation and/or Adjustment of Global Warrants.  At such time as all beneficial interests in a particular Global Warrant have been exchanged for Definitive Warrants or a particular Global Warrant has been redeemed, repurchased or canceled in whole and not in part, each such Global Warrant shall be returned to or retained and canceled by the Warrant Agent in accordance with Section 7 hereof.  At any time prior to such cancellation, if any beneficial interest in a Global Warrant is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Warrant or for Definitive Warrants, the amount of Warrants represented by such Global Warrant will be reduced accordingly and an endorsement will be made on such Global Warrant by the Warrant Agent or by the Depository at the direction of the Warrant Agent to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Warrant, such other Global Warrant will be increased accordingly and an endorsement will be made such Global Warrant by the Warrant Agent or by the Depository at the direction of the Warrant Agent to reflect such increase.

(h)                                 General Provisions Relating to Transfers and Exchanges.

(1)                                 To permit registrations of transfers and exchanges, the Company shall execute and the Warrant Agent shall countersign Global Warrants and Definitive Warrants upon receipt of a Warrant Countersignature Order in accordance with Section 4 hereof or at the Warrant Registrar’s request.

(2)                                 No service charge shall be made for any exchange or registration of transfer of the Warrants, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Section 20 hereof).

(3)                                 All Global Warrants and Definitive Warrants issued upon any registration of transfer or exchange of Global Warrants or Definitive Warrants shall be the valid obligations of the Company, evidencing the same securities, and entitled to the same benefits under this Agreement, as the Global Warrants or Definitive Warrants surrendered upon such registration of transfer or exchange.

(4)                                 Prior to due presentment for the registration of a transfer of any Warrant, the Warrant Agent, the Warrant Agent, any Agent and the Company may deem and treat the Person in whose name any Warrant is registered as the absolute owner of such Warrant for all purposes, and none of the Warrant Agent, any Agent or the Company shall be affected by notice to the contrary.

(5)                                 The Warrant Agent shall countersign Global Warrants and Definitive Warrants in accordance with the provisions of Section 4 hereof.

(6)                                 All orders, certifications and certificates required to be submitted to the Warrant Registrar pursuant to this Section 5 to effect a registration of transfer or exchange may be submitted by facsimile.

SECTION 6.         Duration and Exercise of Warrants.

(a)                                 Subject to the terms of this Agreement, each Warrant shall be exercisable, in whole or in part, at any time and from time to time beginning after the date of this Agreement and ending at 5:00 p.m., New York City time, on February 2, 2024 (the “Expiration Date”).  After 5:00 p.m., New York City time, on the Expiration Date, the Warrants will become void and of no value, and may not be exercised.

(b)                                 Subject to the provisions of this Agreement, the Warrants may be exercised as follows:

(i)                                     for Warrants held through the book-entry facilities of the Depository, (x) a written notice of such election (“Written Exercise Notice”) to exercise the Warrant must be sent to the Company and the Warrant Agent at the addresses set forth in Section 19 no later than 5:00 p.m., New York City time, on the Expiration Date, which Warrant Exercise Notice shall be substantially in the form set forth in Exhibit B-1 hereto, properly completed and executed by the Holder, provided that such written notice may only be submitted by or through Persons that are direct participants in the Depository; (y) such exercised Warrants shall be delivered no later than 5:00 p.m., New York City time, on the Expiration Date, to the Warrant Agent by book-entry transfer through the facilities of the Depository and (z) a payment must be made, of (A) the applicable Exercise Price multiplied by the number of Warrant Shares in respect of which any Warrants are being exercised or (B) in the case of a Cashless Exercise (as defined below), the required consideration in the manner set forth in Section 6(d) hereof, in each case, together with any applicable taxes and governmental charges; and

(ii)                                  registered Definitive Warrant holders must provide written a Warrant Exercise Notice to exercise the Warrant to the Company and the Warrant Agent at the addresses set forth in Section 19 no later than 5:00 p.m., New York City time, on the Expiration Date, which Warrant Exercise Notice shall be substantially in the form set forth in Exhibit B-2 hereto, properly completed and executed by such Noteholder and paying (x) the applicable Exercise Price multiplied by the number of Warrant Shares in respect of which any Warrants are being exercised on the date the notice is provide to the Warrant Agent or (y) in the case of a Cashless Exercise, paying the required consideration in the manner set forth in Section 6(d) hereof, in each case, together with any applicable taxes and governmental charges.

To the extent a Warrant Exercise Notice (as defined below) is delivered through the book-entry facilities of the Depository no later than 5:00 p.m., New York City time, on the Expiration Date, but the deliveries and payments specified in clause (i) above are effected thereafter but no later than 5:00 p.m., New York City time, on the Business Day immediately following the delivery of a Warrant Exercise Notice to the Warrant Agent

(and no later than one Business Day after the Expiration Date), the Warrants shall nonetheless be deemed exercised prior to the Expiration Date for the purposes of this Agreement.

(c)                                  Subject to Section 6(d) hereof, the aggregate Exercise Price shall be payable to the Company in lawful money of the United States of America either by certified or official bank or bank cashier’s check payable to the order of the Company or by wire transfer in immediately available funds to an account of the Warrant Agent specified in writing by the Warrant Agent for such purpose.  The Company acknowledges that the bank accounts maintained by Computershare in connection with the services provided under this Agreement will be in its name and that Computershare may receive investment earnings in connection with the investment at Computershare’s risk and for its benefit of funds held in those accounts from time to time.  Neither the Company nor the Holders will receive interest on any deposits of Exercise Price.

(d)                                 In lieu of paying the aggregate Exercise Price as set forth in Section 6(b) hereof, provided the Common Stock is listed or admitted for trading on a national securities exchange or an over-the-counter market or comparable system, subject to the provisions of this Agreement (including any adjustments made by the Company pursuant to Section 11(n) or Section 11(o) hereof), each Warrant shall entitle the Holder, at the election of such Holder, to exercise the Warrant by authorizing the Company to withhold from issuance a number of Warrant Shares issuable upon exercise of all Warrants being exercised by such Holder at such time which, when multiplied by the Market Price of the Warrant Shares, is equal to the aggregate Exercise Price, and such withheld Warrant Shares shall no longer be issuable under such Warrants (a “Cashless Exercise”).  The formula for determining the number of Warrant Shares to be issued in a Cashless Exercise is as follows:

where:

X = the number of Warrant Shares issuable upon exercise pursuant to this Section 6.

A = the Market Price of a Warrant Share on the Business Day immediately preceding the date on which the Holder delivers the Warrant Exercise Notice pursuant to Section 6(b) hereof.

B = the Exercise Price.

C = the number of Warrant Shares as to which a Warrant is then being exercised including the withheld Warrant Shares.

If the foregoing calculation results in a negative number, then no Warrant Shares shall be issuable via a Cashless Exercise.  The number of Warrant Shares to be issued on such exercise will be determined by the Company (with written notice thereof to the Warrant Agent) using the formula set forth in this Section 6(d).  The Warrant Agent shall have no duty or obligation to investigate or confirm whether the Company’s determination of the number of Warrant Shares to be issued on such exercise, pursuant to this Section 6(d), is accurate or correct.

Notwithstanding the foregoing, no Cashless Exercise shall be permitted if, as the result of any adjustment made pursuant to Section 11, at the time of such Cashless Exercise,

Warrant Shares include a cash component and the Company would be required to pay cash to a Holder upon an exercise of Warrants.

(e)                                  Any exercise of a Warrant pursuant to the terms of this Agreement shall be irrevocable and shall constitute a binding agreement between the Holder and the Company, enforceable in accordance with its terms.

(f)                                   The Warrant Agent shall:

(i)                                     examine all Warrant Exercise Notices and all other documents delivered to it by or on behalf of the Holders as contemplated hereunder to ascertain whether or not, on their face, such Warrant Exercise Notices and any such other documents have been executed and completed in accordance with their terms and the terms hereof;

(ii)                                  where a Warrant Exercise Notice or other document appears on its face to have been improperly completed or executed or some other irregularity in connection with the exercise of the Warrants exists, the Warrant Agent shall endeavor to inform the appropriate parties (including the Person submitting such instrument) of the need for fulfillment of all requirements, specifying those requirements which appear to be unfulfilled;

(iii)                               inform the Company of and cooperate with and assist the Company in resolving any discrepancies between Warrant Exercise Notices received and delivery of Warrants to the Warrant Agent’s account;

(iv)                              advise the Company no later than four Business Days after receipt of a Warrant Exercise Notice of (i) the receipt of such Warrant Exercise Notice and the number of Warrants exercised in accordance with the terms and conditions of this Agreement, (ii) the instructions with respect to delivery of the shares of Common Stock of the Company deliverable upon such exercise, subject to timely receipt from the Depository of the necessary information, and (iii) such other information as the Company shall reasonably require; and

(v)                                 subject to Common Stock being made available to the Warrant Agent by or on behalf of the Company for delivery to the Depository, liaise with the Depository and endeavor to effect such delivery to the relevant accounts at the Depository in accordance with its requirements.

(g)                                  All questions as to the validity, form and sufficiency (including time of receipt) of a Warrant Exercise Notice will be determined by the Company in its sole discretion, which determination shall be final and binding.  The Warrant Agent shall incur no liability for or in respect of such determination by the Company.  The Company reserves the right to reject any and all Warrant Exercise Notices not in proper form or for which any corresponding agreement by the Company to exchange would, in the opinion of the Company, be unlawful.  Such determination by the Company shall be final and binding on the Holders, absent manifest error.  Moreover, the Company reserves the absolute right to waive any of the conditions to the exercise of Warrants or defects in Warrant Exercise Notices with regard to any particular exercise of Warrants.  Neither the Company nor the Warrant Agent shall be under any duty to give notice to the Holders of the Warrants of any irregularities in any exercise of Warrants, nor shall it incur any liability for the failure to give such notice.

(h)                                 As soon as practicable after the exercise of any Warrant as set forth herein, the Company shall issue, or otherwise deliver, or cause to be issued or delivered, in authorized denominations to or upon the order of the Holder of the Warrants, either:

(i)                                     if such Holder holds the Warrants being exercised through the Depository’s book-entry transfer facilities, the Warrant Shares will be credited to the Depository within three Business Days, provided that the Company has instructed the Warrant Agent on the number of Warrant Shares to issue for Cashless Exercise in a timely manner (but in no event later than three Business Days after such instruction is received by the Warrant Agent), for the account of such Holder or for the account of a participant in the Depository the number of Warrant Shares to which such Holder is entitled, in each case registered in such name and delivered to such account as directed in the Warrant Exercise Notice by such Holder or by the direct participant in the Depository through which such Holder is acting, or

(ii)                                  if such Holder holds the Warrants being exercised in the form of Definitive Warrants, by delivery to the address designated by such Holder in its Warrant Exercise Notice of a physical certificate representing the number of Warrant Shares to which such Holder is entitled, in fully registered form, registered in such name or names as may be directed by such Holder.  Such Warrant Shares shall be deemed to have been issued and any Person so designated to be named therein shall be deemed to have become a Holder as of the close of business on the date of the delivery thereof.

(i)                                     If less than all of the Warrants evidenced by a Warrant surrendered upon the exercise of Warrants are exercised at any time prior to the expiration of the Warrants, a new Warrant shall be issued for the remaining number of Warrants evidenced by the Warrant so surrendered, and the Warrant Agent is hereby authorized to countersign the required new Warrant pursuant to the provisions of Section 4 and this Section 6.  The Person in whose name any certificate or certificates for the Warrant Shares are to be issued (or such Warrant Shares are to be registered, in the case of a book-entry transfer) upon exercise of a Warrant shall be deemed to have become the Holder of such Warrant Shares on the date such Warrant Exercise Notice is delivered.

SECTION 7.         Cancellation of Warrants.  Upon the Expiration Date (if not already properly exercised), or if the Company shall purchase or otherwise acquire Warrants, the Global Warrants and the Definitive Warrants representing such Warrants shall thereupon be delivered to the Warrant Agent, if applicable, and be cancelled by it and retired.  The Warrant Agent shall cancel all Warrants surrendered for exchange, substitution, transfer or exercise in whole or in part.  Such cancelled Warrants shall thereafter be disposed of in a manner satisfactory to the Company provided in writing to the Warrant Agent.  The Warrant Agent shall by the end of each day or on the next Business Day following each day on which Warrants were exercised, advise an authorized representative of the Company, as directed by the Company, of (i) the number of shares of Common Stock issued upon exercise of a Warrant, (ii) the delivery of Warrants evidencing the balance, if any, of the shares of Common Stock issuable after such exercise of the Warrant and (iii) such other information as the Company shall reasonably require.  The Warrant Agent will pay to the Company all available funds received by the Warrant Agent in payment of the aggregate Exercise Price no later than two Business Days after such amounts are received by the Warrant Agent.  The Warrant Agent promptly shall confirm such information to the Company in writing.  The Warrant Agent shall keep copies of this Agreement and any notices given or received hereunder.

SECTION 8.         Mutilated or Missing Warrants.  If any of the Warrants shall be mutilated, lost,

stolen or destroyed, the Warrant Agent shall countersign and deliver, in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence reasonably satisfactory to the Warrant Agent of the loss, theft or destruction of such Warrant and an affidavit or the posting of an indemnity or bond, if requested by either the Company or the Warrant Agent, also satisfactory to them.  Applicants for such substitute Warrants shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe and as required by Section 8-405 of the Uniform Commercial Code as in effect in the State of New York.

SECTION 9.         Reservation of Warrant Shares.  For the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the Company will, at all times through the Expiration Date, reserve and keep available, free from preemptive rights and out of its aggregate authorized but unissued or treasury shares of Common Stock, shares of Common Stock equal to the number of Warrant Shares deliverable upon the exercise of all outstanding Warrants, and the transfer agent for the Company’s Common Stock (such agent, in such capacity, as may from time to time be appointed by the Company, the “Transfer Agent”) is hereby irrevocably authorized and directed at all times to reserve such number of authorized and unissued or treasury shares of Common Stock as shall be required for such purpose.  The Company will keep a copy of this Agreement on file with such Transfer Agent and with every transfer agent for any Warrant Shares issuable upon the exercise of Warrants pursuant to Section 6.  The Warrant Agent is hereby irrevocably authorized to requisition from time to time from such Transfer Agent stock certificates issuable upon exercise of outstanding Warrants, and the Company will supply such Transfer Agent with duly executed stock certificates for such purpose.

The Company covenants that all Warrant Shares issued upon exercise of the Warrants will, upon issuance in accordance with the terms of this Agreement, be fully paid and nonassessable and free from all taxes, liens, charges and security interests created by or imposed upon the Company with respect to the issuance and holding thereof.

SECTION 10.       Stock Exchange Listing.  So long as any Warrants remain outstanding, the Company will use commercially reasonable efforts to list as soon as practicable after the date of this Agreement, and maintain the listing of, the Warrants on The New York Stock Exchange (the “NYSE”) (to the extent the requirement for listing on the NYSE are satisfied and the NYSE will accept the listing); provided, that to the extent the Warrants are not listed after such date, the Company will use commercially reasonable efforts to list, or re-list, the Warrants on the NYSE, or such other principal securities exchange within the United States of America, if any, on which the Company’s Common Stock is then listed, upon receipt of a written request of holders of Warrant Shares constituting more than 10% of all Warrant Shares originally issuable upon exercise of all Dynegy Warrants (in each case as adjusted by the anti-dilution provisions) (not more frequently than twice per fiscal year).  The listing of the Warrants shall continue until the number of remaining Warrant Shares constitutes less than 10% of the Warrant Shares originally issuable upon exercise of all Warrants (in each case as adjusted by the anti-dilution provisions).

SECTION 11.       Adjustment of Exercise Price and Number of Warrant Shares Purchasable or Number of Warrants.  The applicable Exercise Price, the number of Warrant Shares purchasable upon the exercise of each Warrant and the number of Warrants outstanding are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 11.

(a)                                 Stock Splits, Combinations, etc.  In case the Company shall hereafter (A) pay a dividend or make a distribution on any of its Common Stock Equivalents (as defined below) in shares of its capital stock (whether Common Stock of shares of another class), (B) subdivide any of its outstanding Common Stock Equivalents or (C) combine any of its outstanding Common Stock Equivalents into a smaller number of shares, each Warrant Number in effect immediately prior to such action shall be adjusted so that the Holder of any Warrant thereafter exercised shall be entitled to receive the number of shares of capital stock of the Company which such Holder would have owned immediately following such action had such Warrant been exercised immediately prior thereto.  An adjustment made pursuant to this paragraph shall become effective immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision or combination.  If, as a result of an adjustment made pursuant to this paragraph, the Holder of any Warrant thereafter exercised shall become entitled to receive shares of two or more classes of capital stock of the Company, the Board of Directors of the Company shall in good faith determine the allocation of each adjusted Exercise Price between or among shares of such classes of capital stock.

For the purpose of this Agreement, “Common Stock Equivalents” at any time means the aggregate of all shares of Common Stock of the Company and any other equity securities of the Company on parity (with respect to dividends) with such shares.  At any time when the number of Common Stock Equivalents is required to be determined, such number shall be equal to the number of shares that have been issued and are outstanding at such time; provided, that if any Common Stock Equivalents are entitled to a greater amount of dividends per share than that applicable to the shares of Common Stock, the number of such shares shall be appropriately adjusted to equal the number of shares which would be outstanding if shares of Common Stock Equivalents received dividends at the same rate as the shares of Common Stock.

(b)                                 Issuance of Options or Convertible Securities.  Except in connection with (x) the conversion or exercise of any outstanding Options (as defined below) or Convertible Securities (as defined below) of the Company (as such Options and Convertible Securities are in effect on the date of the issuance of any Warrants) or the Warrants, (y) with respect to any securities or equity awards granted under any equity incentive plans adopted by the Board of Directors of the Company for the benefit of employees, directors, independent contractors or similar Persons, the scope and terms of which are, in the good faith determination of the Board of Directors of the Company, customary for similarly situated businesses in the industry (“Approved Option Plans”) or (z) with respect to the offering of any rights (which rights shall also attach to, and be issuable to holders of shares of common stock on a ratable basis with other Common Stock Equivalents) pursuant to a stockholder’s rights plan which may be adopted by the Company unless and until such date, if any, upon which the rights become effective or are triggered and cannot be redeemed by the Company at its option for nominal consideration (at which time the appropriate adjustments shall be made pursuant to this Section 11), in the event the Company shall, at any time or from time to time after the date hereof, issue, sell, distribute or otherwise grant in any manner (including by assumption) any rights to subscribe for or to purchase, or any warrants or options for the purchase of, any Common Stock Equivalents or any stock or securities convertible into or exchangeable for any Common Stock Equivalents (any such rights, warrants or options being herein called “Options” and any such convertible or exchangeable stock or securities being herein called “Convertible Securities”) or any Convertible Securities (other than upon exercise of any Option), whether or not such Options or the rights to convert or exchange such Convertible Securities are immediately exercisable, and the price per share at which such Common Stock Equivalents are issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities

(determined by dividing (i) the aggregate amount if any, received or receivable by the Company as consideration for the issuance, sale, distribution or granting of such Options or any such Convertible Security, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such Options or upon conversion or exchange of all such Convertible Securities, plus, in the case of Options to acquire Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the conversion or exchange of all such Convertible Securities, by (ii) the total maximum number of shares of Common Stock Equivalents issuable upon the exercise of all such Options or upon the conversion or exchange of all such Convertible Securities or upon the conversion or exchange of all Convertible Securities issuable upon the exercise of all such Options) shall be less than 90% of the Market Price per share of Common Stock on the record date for the issuance, sale, distribution or granting of such Options or Convertible Security (any such event being herein called a “Distribution”) then, effective upon such Distribution, the Exercise Price shall be reduced to the price (calculated to the nearest cent) determined by multiplying such Exercise Price in effect immediately prior to such Distribution by a fraction, the numerator of which shall be the sum of (i) the number of shares constituting Common Stock Equivalents outstanding (exclusive of any treasury shares) immediately prior to such Distribution plus (ii) the number of shares which the aggregate consideration, if any, received (or to be received upon exercise) by the Company would purchase at such Market Price, and the denominator of which shall be the product of (A) the total number of shares of Common Stock Equivalents outstanding (exclusive of any treasury shares) immediately prior to such Distribution plus (B) the total number of shares constituting Common Stock Equivalents issuable upon exercise of all such Options or upon conversion or exchange of all Convertible Securities.  For purposes of the foregoing, the total maximum number of shares constituting Common Stock Equivalents issuable upon exercise of all such Options or upon conversion or exchange of all such Convertible Securities or upon the conversion or exchange of the total maximum amount of the Convertible Securities issuable upon the exercise of all such Options shall be deemed to have been issued as of the date of such Distribution and thereafter shall be deemed to be outstanding and the Company shall be deemed to have received as consideration therefor such price per share, determined as provided above.  Except as provided in Section 11(i) and Section  11(j) below, no additional adjustment of the Exercise Price or Warrant Number shall be made upon the actual exercise of such Options or upon conversion or exchange of the Convertible Securities or upon the conversion or exchange of the Convertible Securities issuable upon the exercise of such Options.

(c)                                  Dividends and Distributions.  In the event the Company shall, at any time or from time to time after the date hereof, distribute to the holders of Common Stock Equivalents (other than the Warrants) any dividend or other distribution of cash, evidences of its indebtedness, other securities or other properties or assets, or any options, warrants or other rights to subscribe for or purchase any of the foregoing (in each case other than (i) dividends or distributions of Common Stock Equivalents, Options or Convertible Securities that are referred to in Section 11(a) or Section 11(b) and (ii) any cash dividend from current or retained earnings), then the Exercise Price shall be decreased to a price determined by multiplying the Exercise Price then in effect by a fraction, the numerator of which shall be the Market Price per share of Common Stock on the record date for such distribution less the sum of (A) the cash portion, if any, of such distribution per share of Common Stock outstanding (exclusive of any treasury shares) on the record date for such distribution plus (B) the then fair market value (as determined in good faith by the Board of Directors of the Company) per share of Common Stock outstanding

(exclusive of any treasury shares) on the record date for such distribution of that portion, if any, of such distribution consisting of evidences of indebtedness, other securities, properties, assets, Options, warrants or subscription or purchase rights, and the denominator of which shall be such Market Price per share of Common Stock.  The adjustments required by this Section 11(c) shall be made whenever any such distribution occurs retroactive to the record date for the determination of stockholders entitled to receive such distribution.

(d)                                 Issuance of Additional Shares of Common Stock.  If at any time the Company shall (except as hereinafter provided) issue or sell any Common Stock Equivalents issued after the date hereof except in connection with (i) the conversion or exercise of any outstanding Options or Convertible Securities of the Company (as such Options and Convertible Securities are in effect on the date of the issuance of any Warrants) or the Warrants, (ii) the issuance of any Common Stock Equivalents upon the conversion or exercise of any Option or other rights granted under Approved Option Plans; (iii) the offering of any rights (which rights shall also attach to, and be issuable to holders of shares of Common Stock on a ratable basis with other Common Stock Equivalents) pursuant to a stockholder’s rights plan which may be adopted by the Company unless and until such date, if any, upon which the rights become effective or are triggered and cannot be redeemed by the Company at its option for nominal consideration (at which time the appropriate adjustments shall be made pursuant to this Section 11) or (iv) Common Stock Equivalents issued pursuant to or upon stock splits, combinations or dividends or other transactions described in this Section 11 (after giving effect to any adjustments required to be made by this Section 11) (such Common Stock Equivalents, “Additional Shares”), for consideration in an amount per Additional Share less than 90% of the Market Price per share constituting Common Stock Equivalents, then each Warrant Number shall be adjusted to equal the product obtained by multiplying the Warrant Number immediately prior to such issuance or sale by a fraction (A) the numerator of which shall be the number of shares constituting Common Stock Equivalents outstanding immediately after such issuance or sale (on a fully-diluted basis), and (B) the denominator of which shall be the sum of (x) the number of shares of Common Stock Equivalents which the aggregate consideration received by the Company in connection with such issuance or sale of Additional Shares would purchase at the then current Market Price per share constituting Common Stock Equivalent, plus (y) the number of shares constituting Common Stock Equivalents outstanding immediately prior to such issuance or sale of Additional Shares (on a fully-diluted basis).  For the purposes of this Section 11(d), the date as of which the Market Price per share constituting Common Stock Equivalents shall be computed shall be the earlier of (a) the first Business Day on which the Company shall be able to determine the Market Price per share constituting Common Stock Equivalents pursuant to the terms of a firm contract for the issuance of such Additional Shares or (b) the date of actual issuance of such Additional Shares.

(e)                                  Certain Distributions.  If the Company shall pay a dividend or make any other distribution to holders of Common Stock Equivalents payable in Options or Convertible Securities, then, for purposes of Section 11(d) above, such Options or Convertible Securities shall be deemed to have been issued or sold without consideration.

(f)                                   Consideration Received.  If any shares constituting Common Stock Equivalents, Options or Convertible Securities shall be issued, sold or distributed for a consideration other than cash, the amount of the consideration other than cash received by the Company in respect thereof shall be deemed to be the then fair market value of such consideration (as determined in good faith by the Board of Directors of the Company).  If any Options

shall be issued in connection with the issuance and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration; provided, however, that if such Options have an exercise price equal to or greater than the Market Price of the respective securities receivable upon the exercise thereof on the date of issuance of such Options, then such Options shall be deemed to have been issued for consideration equal to such exercise price.

(g)                                  Deferral or Exclusion of Certain Adjustments.  No adjustment to the Exercise Price or Warrant Number shall be required hereunder unless such adjustment together with other adjustments carried forward as provided below, would result in an increase or decrease of at least 1% of the applicable Exercise Price or Warrant Number; provided, that any adjustments which by reason of this Section 11(g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.  No adjustment need be made for a change in the par value of the shares of Common Stock or any other Common Stock Equivalents.  All calculations under this Section shall be made to the nearest 1/1,000th $0.01 or to the nearest 1/1,000th of a share, as the case may be.

(h)                                 Changes in Options and Convertible Securities.  If the exercise price provided for in any Options referred to in Section 11(b) above, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in Section 11(b) above, or the rate at which any Convertible Securities referred to in Section 11(b) above are convertible into or exchangeable for Common Stock Equivalents shall change at any time (other than under or by reason of provisions designed to protect against dilution upon an event which results in a related adjustment pursuant to this Section 11), the Exercise Price then in effect and the Warrant Number shall forthwith be readjusted (effective only with respect to any exercise of any Warrant after such readjustment) to such Exercise Price and Warrant Number that would then be in effect had the adjustment made upon the issuance, sale, distribution or granting of such Options or Convertible Securities been made based upon such changed purchase price, additional consideration or conversion rate, as the case may be, but only with respect to such Options and Convertible Securities as then remain outstanding.

(i)                                     Expiration of Options and Convertible Securities.  If, at any time after any adjustment to the Exercise Price or the Warrant Number shall have been made pursuant to Sections 11(a), 11(d), or 11(h) above or this Section 11(i), any Options or Convertible Securities shall have expired unexercised, been terminated, redeemed or no longer be outstanding, the number of such shares so purchasable shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) as if (i) the only shares constituting Common Stock Equivalents deemed to have been issued in connection with such Options or Convertible Securities were the shares constituting Common Stock Equivalents, if any, actually issued or sold upon the exercise of such Options or Convertible Securities and (ii) such shares constituting Common Stock Equivalents, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale, distribution or granting of all such Options or Convertible Securities, whether or not exercised; provided, that no such readjustment shall have the effect of decreasing the number of such shares so purchasable by an amount (calculated by adjusting such decrease to account for all other adjustments made pursuant to this Section 11 following the date of the original adjustment referred to above) in excess of the amount of the adjustment initially made in respect of the issuance, sale, distribution or granting of such Options or Convertible Securities.

(j)                                    Other Adjustments.  In the event that at any time, as a result of an adjustment made pursuant to this Section 11, the Holders shall become entitled to receive any securities of the Company other than shares of Common Stock, thereafter the number of such other securities so receivable upon the exercise of any Warrants and the relevant Exercise Price applicable to such exercise shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Common Stock contained in this Section 11.

(k)                                 Other Action Affecting Common Stock Equivalents.  In case at any time or from time to time the Company shall take any action in respect of any of its Common Stock Equivalents, other than any action described in this Section 11, then the number of shares of Common Stock or other stock for which each Warrant is exercisable shall be adjusted in such manner determined by the Board of Directors of the Company in its sole discretion.  If the Company shall at any time and from time to time issue or sell (i) any shares of any class constituting Common Stock Equivalents other than shares of Common Stock, (ii) any evidences of its indebtedness, shares of stock or other securities which are convertible into or exchangeable for Common Stock Equivalents, with or without the payment of additional consideration in cash or property or (iii) any warrants or other rights to subscribe for or purchase any such Common Stock Equivalents or any such evidences, shares of stock or other securities, then in each such case such issuance shall be deemed to be of, or in respect of, shares of Common Stock for purposes of this Section 11.

(l)                                     Public Offering.  No adjustment shall be made in connection with the issuance of Common Stock Equivalents or other securities in a bona fide public offering pursuant to a firm commitment underwriting by a firm which is a member of the Financial Industry Regulation Authority.

(m)                             Other Excluded Equity Issuances.  No adjustment shall be made in connection with the issuance of Common Stock Equivalents or other securities (i) to lenders with respect to any loans made by such lenders to the Company or (ii) as consideration for or to fund the acquisition of any business or asset.

(n)                                 Subject Transactions.  Notwithstanding anything else in this Agreement to the contrary, if the Company engages in a Subject Transaction the following provisions shall apply:

(i)                                     In the event that the Subject Transaction results in the holders of Common Stock receiving consideration entirely in cash or Other Property, upon the closing of the Subject Transaction and compliance with the Subject Transaction Notice Procedures, each Warrant shall be redeemed and cancelled in all respects, and the holder of each such Warrant shall be entitled to receive, no later than 25 days after the Redemption Determination Date, the Cash Redemption Consideration.

(ii)                                  In the event that the Subject Transaction results in the holders of Common Stock receiving consideration of both (i) cash or Other Property and (ii) equity securities:

(1)                                 If on the Redemption Determination Date the Net Exercise Value of a subject Warrant would be zero or a negative number, upon the closing of the Subject Transaction and compliance with the Subject Transaction

                                                                                                                                                Notice Procedures, the holder of each Warrant shall be entitled to receive, upon the exercise thereof in accordance with the terms of this Agreement, the equity securities, cash and/or Other Property to which the holder of the number of shares of Common Stock then deliverable upon the exercise or conversion of such Warrant would have been entitled to receive upon the consummation of such Subject Transaction, and the Company shall take such steps in connection with the consummation of such Subject Transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable (including the adjustment provisions of this Section 11), as nearly as reasonably may be, in relation to any securities, cash and other property thereafter deliverable upon the exercise of the Warrants (and in such instance, the Company or the successor person, as the case may be, shall execute and deliver to the Warrant Agent a supplemental agreement so providing and providing that the successor corporation assumes all of the duties and obligations of the Company under this Agreement);

(2)                                 If on the Redemption Determination Date the Net Exercise Value would be a positive number, upon the closing of the Subject Transaction and compliance with the Subject Transaction Notice Procedures, each Warrant shall be redeemed and cancelled in all respects, and the holder of each such Warrant shall be entitled to receive, no later than 25 days after the Redemption Determination Date, an amount equal to the Net Exercise Value, with such Net Exercise Value being paid in the same proportion of cash, Other Property and equity securities, of the type received (or to be received) by the holders of Common Stock in the Subject Transaction, as received (or to be received) in the aggregate by the holders of Common Stock in the Subject Transaction.

(iii)                               In the event that the Subject Transaction results in the holders of Common Stock receiving consideration entirely in equity securities:

(1)                                 If on the Redemption Determination Date the Net Exercise Value of a subject Warrant would be zero or a negative number, upon the closing of the Subject Transaction and compliance with the Subject Transaction Notice Procedures, the holder of each Warrant shall be entitled to receive, upon the exercise thereof in accordance with the terms of this Agreement, the equity securities to which the holder of the number of shares of Common Stock then deliverable upon the exercise or conversion of such Warrant would have been entitled to receive upon the consummation of such Subject Transaction, and the Company shall take such steps in connection with the consummation of such Subject Transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable (including the adjustment provisions of this Section 11), as nearly as reasonably may be, in relation to any equity securities thereafter deliverable upon the exercise of the Warrants (and in such instance, the Company or the successor person, as the case may be, shall execute and deliver to the Warrant Agent a supplemental agreement so providing and providing that the successor corporation assumes all of the duties and obligations of the Company under this Agreement);

(2)                                 If on the Redemption Determination Date the Net Exercise Value would be a positive number, upon the closing of the Subject Transaction and compliance with the Subject Transaction Notice Procedures, each Warrant shall be redeemed and cancelled in all respects, and the holder of each such Warrant shall be entitled to receive, no later than 25 days after the Redemption Determination Date, an amount equal to the Net Exercise Value, with such amount being paid in the same proportion of equity securities of the type received (or to be received) by the holders of Common Stock in the Subject Transaction as received (or to be received) in the aggregate by the holders of Common Stock in the Subject Transaction.

(iv)                              Defined Terms with Respect to Subject Transactions:

(1)                                 “Cash Redemption Consideration” means:  (x) $0.00 per Warrant, if on the Redemption Determination Date the Net Exercise Value of a subject Warrant would be zero or a negative number or (y) if on the Redemption Determination Date the Net Exercise Value of a subject Warrant would be a positive number, the Net Exercise Value per Warrant in (1) cash (if no Other Property is received (or to be received) by the Holders of Common Stock in the Subject Transaction) or (2) if Other Property is received (or to be received) by the Holders of Common Stock in the Subject Transaction, the same proportion of cash and Other Property, of the type received (or to be received) by the holders of Common Stock in the Subject Transaction, as received (or to be received) in the aggregate by the holders of Common Stock in the Subject Transaction.

(2)                                 “Net Exercise Value” means the difference on the relevant measurement date between (A) the product of (1) the number of shares of Common Stock into which each Warrant is then exercisable and (2) (x) the cash and/or Other Property per share of Common Stock received in an all-cash/Other Property Subject Transaction (with such Other Property valued at its Market Price), or (y) the Market Price of the equity security consideration per share of Common Stock received in an all-equity security Subject Transaction or (z) if the consideration in the Subject Transaction is a mix of cash, Other Property and equity securities, the aggregate Market Price of the consideration per share of Common Stock, less (B) the Exercise Price of each Warrant.

(3)                                 “Redemption Determination Date” means the date that is the closing date of a relevant Subject Transaction.

(4)                                 “Subject Transaction” means any one of the following transactions:  (x) the sale of all or substantially all of the Company’s consolidated assets to any Person (other than a subsidiary of the Company of which the Company owns at least 85% of the voting securities), (y) the acquisition by any Person (other than a subsidiary of the Company of which the Company owns at least 85% of the voting securities) of a majority of the outstanding Common Stock, or (z) a merger or consolidation by the Company with or into another Person in which the holders of the Common Stock immediately prior to the merger or consolidation are not holders, directly or indirectly, of at least a majority of the voting securities of the entity surviving such merger or consolidation immediately after such merger or consolidation.

(5)                                 “Subject Transaction Notice Procedures” means the Company’s delivery of written notice to holders of Warrants setting forth any action to be taken by the Company that may constitute a Subject Transaction, the resulting effect of such action on the Warrants, and the amount of cash and/or the number and kind of securities or other property to be received by the holders of Warrants pursuant to such Subject Transaction (if any).  Such notice shall be delivered by the Company (including by directing the Warrant Agent to so deliver) to holders of Warrants at such holders’ addresses appearing on the Warrant Register (and with respect to holders of beneficial interests in Global Warrants, to the Depository), and shall be delivered on a date calculated and by a method chosen by the Company to reasonably ensure that such notice shall be actually received by the holders of Warrants on or prior to the Redemption Determination Date.

(v)                                 The provisions of this Section 11(n) shall similarly apply to successive Subject Transactions.

(vi)                              Notwithstanding anything to the contrary in this Section 11(n), any property received by holders of Common Stock in a Subject Transaction that is neither cash nor equity securities (“Other Property”) shall be treated as cash consideration for all purposes of this Section 11(n) in an amount equal to the Market Price of such Other Property.

(o)                                 Consolidation, Merger or Sale of Assets Other than a Subject Transaction.  If the Company shall at any time consolidate with or merge into another Person (other than a Subject Transaction) or recapitalize or reclassify its Common Stock Equivalents, in each case in such a way that the holders of Common Stock Equivalents are entitled to receive (either directly or upon subsequent liquidation) securities and/or property with respect to or in exchange for Common Stock Equivalents, the holder of any Warrants will thereafter receive, upon the exercise thereof in accordance with the terms of this Agreement, the securities or property to which the holder of the number of shares of Common Stock then deliverable upon the exercise or conversion of such Warrants would have been entitled upon such consolidation, merger, recapitalization or reclassification, and the Company shall take such steps in connection with such consolidation, merger, recapitalization or reclassification as may be necessary to assure that the provisions hereof shall thereafter be applicable (including the adjustment provisions of this Section 11), as nearly as reasonably may be, in relation to any securities or property thereafter deliverable upon the exercise of the Warrants.  The Company or the successor Person, as the case may be, shall execute and deliver to the Warrant Agent a supplemental agreement so providing.  In addition, such supplemental agreement shall provide that the successor Person assumes all of the duties and obligations of the Company under this Agreement.  A sale of all or substantially all the assets of the Company (other than a Subject Transaction) for consideration (apart from the assumption of obligations) consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes.  The provisions of this Section 11(o) shall similarly apply to successive mergers or consolidations or sales or other transfers.

SECTION 12.       Fractional Warrant Shares.  Notwithstanding any adjustment pursuant to

Section 11 in the number of Warrant Shares purchasable upon the exercise of a Warrant, the Company shall not be required to issue Warrants to purchase fractions of Warrant Shares, or to issue fractions of Warrant Shares upon exercise of the Warrants, or to distribute certificates which evidence fractional Warrant Shares.  If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented.  If any fraction of a Warrant Share would, except for the provisions of this Section 12, be issuable on the exercise of any Warrants (or specified portion thereof), the Company shall pay an amount in cash equal to the Market Price per share of Common Stock, as determined on the day immediately preceding the date on which the Holder delivered the applicable Warrant Exercise Notice, multiplied by such fraction, computed to the nearest whole U.S. cent.  Whenever a payment for fractional Warrant Shares is to be made by the Warrant Agent, the Company shall (i) promptly prepare and deliver to the Warrant Agent a certificate setting forth in reasonable detail the facts related to such payments and the prices and/or formulas utilized in calculating such payments, and (ii) provide sufficient monies to the Warrant Agent to make such payments.  The Warrant Agent shall be fully protected in relying upon such a certificate and shall have no duty with respect to, and shall not be deemed to have knowledge of any payment for Warrant Shares under any Section of this Agreement relating to the payment of fractional Warrant Shares unless and until the Warrant Agent shall have received such a certificate and sufficient monies.

SECTION 13.       Redemption.  Other than as set forth in Section 11(n) hereof, the Warrants shall not be redeemable by the Company or any other Person.

SECTION 14.       Notices to Warrantholders.  Upon any adjustment of (i) the number of Warrant Shares purchasable upon exercise of each Warrant, (ii) the Exercise Price or (iii) the number of Warrants outstanding, including any adjustment pursuant to Section 11, the Company, within 20 Business Days thereafter, shall (x) cause to be filed with the Warrant Agent a certificate signed by an Appropriate Officer of the Company setting forth the event giving rise to such adjustment, such Exercise Price and either the number of Warrant Shares purchasable upon exercise of each Warrant or the additional number of Warrants to be issued for each previously outstanding Warrant, as the case may be, after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such adjustment was made, which certificate shall be conclusive evidence of the correctness of the matters set forth therein, and (y) direct the Warrant Agent to give written notice to each of the registered Holders at such Holder’s address appearing on the Warrant Register.  Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 14.  The Warrant Agent shall be fully protected in relying on any such certificate and in making any adjustment described therein and shall have no duty with respect to, and shall not be deemed to have knowledge of, any adjustment unless and until it shall have received such a certificate, in each case, absent fraud, recklessness, bad faith or willful misconduct (each as determined by a final non-appealable order, judgment, ruling or decree of a court of competent jurisdiction).

If:

(i)                                     the Company proposes to take any action that would require an adjustment pursuant to Section 11 hereof (unless no adjustment is required pursuant to Section 11(g) hereof); or

(ii)                                  there shall be a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger or sale of all or substantially all of its property, assets and business as an entirety), then the Company shall cause written notice of such event to be filed with the Warrant Agent and shall cause written notice of such event to be given to each of the Holders at such Holder’s address appearing on the Warrant Register, such giving of notice to be completed at least 10 Business Days prior to the effective date of such action (or the applicable record date for such action if earlier).  Such notice shall specify the proposed effective date of such action and, if applicable, the record date and the material terms of such action.  The failure to give the notice required by this Section 14 or any defect therein shall not affect the legality or validity of any action, distribution, right, warrant, dissolution, liquidation or winding up or the vote upon or any other action taken in connection therewith.

SECTION 15.       Merger, Consolidation or Change of Name of Warrant Agent.  Any Person into which the Warrant Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Warrant Agent is a party, or any Person succeeding to the shareholder services business of the Warrant Agent or any successor Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any document or any further act on the part of any of the parties hereto, if such Person would be eligible for appointment as a successor Warrant Agent under the provisions of Section 17.  If any of the Global Warrants have been countersigned but not delivered at the time such successor to the Warrant Agent succeeds under this Agreement, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent; and if at that time any of the Global Warrants shall not have been countersigned, any successor to the Warrant Agent may countersign such Global Warrants either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases such Global Warrants shall have the full force provided in the Global Warrants and in this Agreement.

If at any time the name of the Warrant Agent is changed and at such time any of the Global Warrants have been countersigned but not delivered, the Warrant Agent whose name has changed may adopt the countersignature under its prior name; and if at that time any of the Global Warrants have not been countersigned, the Warrant Agent may countersign such Global Warrants either in its prior name or in its changed name; and in all such cases such Global Warrants shall have the full force provided in the Global Warrants and in this Agreement.

SECTION 16.       Warrant Agent.  The Warrant Agent undertakes only the duties and obligations expressly imposed by this Agreement and the Global Warrants, in each case upon the following terms and conditions, by all of which the Company and the Holders, by their acceptance thereof, shall be bound:

(i)                                     The statements contained herein and in the Global Warrants shall be taken as statements of the Company, and the Warrant Agent assumes no responsibility for the accuracy of any of the same except to the extent that such statements describe the Warrant Agent or action taken or to be taken by the Warrant Agent.  Except as expressly provided herein, the Warrant Agent assumes no responsibility with respect to the execution, delivery or distribution of the Global Warrants.

(ii)                                  The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Global Warrants to be complied with by the Company, nor shall it at any time be under any duty or responsibility to any Holder to make or cause to be made any adjustment in the Exercise Price or in the Warrant Number (except as instructed in writing by the Company), or to determine whether any facts exist that may require any such adjustments, or with respect to the nature or extent of or method employed in making any such adjustments when made.

(iii)                               The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company or an employee of the Warrant Agent), and the advice or opinion of such counsel will be full and complete authorization and protection to the Warrant Agent as to any action taken, suffered or omitted by it in accordance with such advice or opinion, absent fraud, recklessness, bad faith or willful misconduct in the selection and continued retention of such counsel and the reliance on such counsel’s advice or opinion.

(iv)                              The Warrant Agent shall incur no liability or responsibility to the Company or to any Holder for any action taken in reliance on any written notice, resolution, waiver, consent, order, certificate or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.  The Warrant Agent shall not take any instructions or directions except those given in accordance with this Agreement, and the Warrant Agent shall be indemnified and held harmless for acting on any such instructions, including, without limitation, instructions given pursuant to the terms of this Agreement by persons other than the Company.

(v)                                 The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent under this Agreement as set forth in the Fee Letter, dated as of February 2, 2017, between the Company and the Warrant Agent, to reimburse the Warrant Agent upon demand for all reasonable out-of-pocket expenses, including counsel fees and other disbursements, incurred by the Warrant Agent in the preparation, administration, delivery, execution and amendment of this Agreement and the performance of its duties under this Agreement and to indemnify the Warrant Agent and save it harmless against any and all losses, liabilities and expenses, including judgments, damages, fines, penalties, claims, demands and costs (including reasonable out-of-pocket counsel fees and expenses), for anything done or omitted by the Warrant Agent arising out of or in connection with this Agreement except as a result of its fraud, recklessness, bad faith or willful misconduct.  The costs and expenses incurred by the Warrant Agent in enforcing the right to indemnification shall be paid by the Company except to the extent that the Warrant Agent is not entitled to indemnification due to its fraud, recklessness, bad faith or willful misconduct.  Notwithstanding the foregoing, the Company shall not be responsible for any settlement made without its written consent; provided, that nothing in this sentence shall limit the Company’s obligations contained in this paragraph other than pursuant to such a settlement.  Notwithstanding anything contained herein to the contrary, except to the extent arising from fraud, recklessness, bad faith or willful misconduct of the Warrant Agent, the Warrant Agent’s aggregate liability to the Company during any term of this Agreement with respect to, arising from, or in connection with this Agreement, or from all services provided or omitted to be provided under this Agreement, whether in contract, in tort, or otherwise, is limited to, and shall not exceed, the amounts paid hereunder by the Company to the Warrant Agent as fees and charges, but not including reimbursable expenses.

(vi)                              The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense or liability unless the Company (if it is the party seeking such action) or one or more Holders (if they are the parties seeking such action) furnishes the Warrant Agent with security and indemnity satisfactory to the Warrant Agent for any costs or expenses that may be incurred.  All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrants or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery or judgment shall be for the ratable benefit of the Holders, as their respective rights or interests may appear.

(vii)                           The Warrant Agent, and any member, stockholder, affiliate, director, officer or employee thereof, may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company is interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it was not the Warrant Agent under this Agreement, or a member, stockholder director, officer or employee of the Warrant Agent, as the case may be.  Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

(viii)                        The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the provisions hereof.  The Warrant Agent shall not be liable for anything that it may do or refrain from doing in connection with this Agreement except in connection with its own fraud, recklessness, bad faith or willful misconduct.  Notwithstanding anything in this Agreement to the contrary, in no event will the Warrant Agent be liable for special, indirect, incidental, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Warrant Agent has been advised of the possibility of such loss or damage.

(ix)                              The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement.

(x)                                 The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due and validly authorized execution hereof by the Warrant Agent) or in respect of the validity or execution of any Global Warrant (except its due and validly authorized countersignature thereof), nor shall the Warrant Agent by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of the Warrant Shares to be issued pursuant to this Agreement or any Warrant or as to whether the Warrant Shares will when issued be validly issued, fully paid and nonassessable or as to the Exercise Price or the Warrant Number.

(xi)                              Whenever in the performance of its duties under this Agreement the Warrant Agent deems it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, the Warrant Agent is hereby authorized and directed that it may accept instructions with respect to the performance of its duties hereunder from an Appropriate Officer of the Company and to apply to such Appropriate Officer for advice or instructions in connection with its duties, and such instructions shall be full authorization and protection to the Warrant Agent and, absent fraud, recklessness, bad faith or willful misconduct, the Warrant Agent shall not be liable for any action taken, suffered to be taken, or omitted to be taken by it in accordance with instructions of any such Appropriate Officer or in reliance upon any statement signed by any one of such Appropriate Officers of the Company with respect to any fact or matter (unless other evidence in respect thereof is herein specifically prescribed) which may be deemed to be conclusively proved and established by such signed statement.

(xii)                           No provision of this Agreement shall require the Warrant Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if it believes that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

(xiii)                        If the Warrant Agent shall receive any notice or demand (other than notice of or demand for exercise of Warrants) addressed to the Company by any Holder pursuant to the provisions of the Warrants, the Warrant Agent shall promptly forward such notice or demand to the Company.

(xiv)                       The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, accountants, agents or other experts, and the Warrant Agent will not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company or the Holders resulting from any such act, default, neglect or misconduct, absent fraud, recklessness, bad faith or willful misconduct in the selection and continued employment thereof.

(xv)                          The Warrant Agent will not be under any duty or responsibility to ensure compliance with any applicable federal or state securities laws in connection with the issuance, transfer or exchange of the Warrants.

(xvi)                       The Warrant Agent shall have no duties, responsibilities or obligations as the Warrant Agent except those which are expressly set forth herein, and in any modification or amendment hereof to which the Warrant Agent has consented in writing, and no duties, responsibilities or obligations shall be implied or inferred.  Without limiting the foregoing, unless otherwise expressly provided in this Agreement, the Warrant Agent shall not be subject to, nor be required to comply with, or determine if any Person has complied with, the Warrants, the Plan or any other agreement between or among the parties hereto, even though reference thereto may be made in this Agreement, or to comply with any notice, instruction, direction, request or other communication, paper or document other than as expressly set forth in this Agreement.

(xvii)                    The Warrant Agent shall not incur any liability for not performing any act, duty, obligation or responsibility by reason of any occurrence beyond the control of the Warrant Agent (including without limitation any act or provision of any present or future law or regulation or governmental authority, any act of God, war, civil disorder or failure of any means of communication).

(xviii)                 In the event the Warrant Agent believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by the Warrant Agent hereunder, or is for any reason unsure as to what action to take hereunder, the Warrant Agent shall notify the Company in writing as soon as practicable, and upon delivery of such notice may, in its sole discretion, refrain from taking any action, and shall be fully protected and shall not be liable in any way to the Company or any Holder or other Person for refraining from taking such action, unless the Warrant Agent receives written instructions signed by the Company which eliminates such ambiguity or uncertainty to the satisfaction of Warrant Agent.

(xix)                       The provisions of this Section 16 shall survive the termination of this Agreement, the exercise or expiration of the Warrants and the resignation or removal of the Warrant Agent.

(xx)                          No provision of this Agreement shall be construed to relieve the Warrant Agent from liability for its own fraud, recklessness, bad faith or its willful misconduct.

SECTION 17.       Change of Warrant Agent.  If the Warrant Agent resigns (such resignation to become effective not earlier than 30 calendar days after the giving of written notice thereof to the Company and the Holders) or shall be adjudged bankrupt or insolvent, or shall file a voluntary petition in bankruptcy or make an assignment for the benefit of its creditors or consent to the appointment of a receiver of all or any substantial part of its property or affairs or shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay or meet its debts generally as they become due, or if an order of any court shall be entered approving any petition filed by or against the Warrant Agent under the provisions of bankruptcy laws or any similar legislation, or if a receiver, trustee or other similar official of it or of all or any substantial part of its property shall be appointed, or if any public officer shall take charge or control of it or of its property or affairs, for the purpose of rehabilitation, conservation, protection, relief, winding up or liquidation, or becomes incapable of acting as Warrant Agent or if the Board of Directors of the Company by resolution removes the Warrant Agent (such removal to become effective not earlier than 30 calendar days after the filing of a certified copy of such resolution with the Warrant Agent and the giving of written notice of such removal to the Holders), the Company shall appoint a successor to the Warrant Agent.  If the Company fails to make such appointment within a period of 30 calendar days after such removal or after it has been so notified in writing of such resignation or incapacity by the Warrant Agent, then any Holder may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent.  Pending appointment of a successor to the Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company.  Any successor Warrant Agent, whether appointed by the Company or by such a court, shall be an entity, in good standing, incorporated under the laws of any state or of the United States of America.  As soon as practicable after appointment of the successor Warrant Agent, the Company shall cause written notice of the change in the Warrant Agent to be given to each of the Holders at such Holder’s address appearing on the Warrant Register.  After appointment, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed.  The former Warrant Agent shall deliver and transfer to the successor Warrant Agent any property at the time held by it hereunder and execute and deliver, at the expense of the Company, any further assurance, conveyance, act or deed necessary for the purpose.  Failure to give any notice provided for in this Section 17 or any defect therein, shall not affect the legality or validity of the removal of the Warrant Agent or the appointment of a successor Warrant Agent, as the case may be.

SECTION 18.       Holder Not Deemed a Stockholder.  Nothing contained in this Agreement or in any of the Warrants shall be construed as conferring upon the Holders thereof the right to vote or to receive dividends or to participate in any transaction that would give rise to an adjustment of the Exercise Price under Section 11 or to consent or to receive notice as stockholders in respect of the meetings of stockholders or for the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company.

SECTION 19.                     Notices to Company and Warrant Agent.  Any notice or demand authorized or permitted by this Agreement to be given or made by the Warrant Agent or by any Holder to or on the Company to be effective shall be in writing (including by facsimile), and shall be deemed to have been duly given or made when delivered by hand, or two Business Days after being delivered to a recognized courier (whose stated terms of delivery are two Business Days or less to the destination of such notice), or five days after being deposited in the mail, first class and postage prepaid or, in the case of facsimile notice, when received, addressed as follows (until another address or facsimile number is filed in writing by the Company with the Warrant Agent):

Dynegy Inc.

601 Travis Street

Suite 1400

Houston, TX 77002

Attention:  General Counsel

Fax:  (713) 356-2185

Any notice or demand pursuant to this Agreement to be given by the Company or by any Holder to the Warrant Agent shall be sufficiently given if sent in the same manner as notices or demands are to be given or made to or on the Company (except for Warrant Exercise Notices, which shall be delivered in accordance with Section 6 hereof) to the Warrant Agent at the office maintained by the Warrant Agent (the “Warrant Agent Office”) as follows (until another address is filed in writing by the Warrant Agent with the Company, which other address shall become the address of the Warrant Agent Office for the purposes of this Agreement):

Computershare

480 Washington Blvd.

Jersey City, New Jersey, 07310

Attention:  Corporate Actions Dept., 27th Floor

Fax:  (201) 480-4665

SECTION 20.                     Payment of Taxes and Charges.  The Company will pay all documentary stamp taxes attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided, however, that neither the Company nor the Warrant Agent shall be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance of Warrants or any certificates for Warrant Shares in a name other than that of the registered holder of a Warrant surrendered upon the exercise of said Warrant, and the Company shall not be required to issue or deliver such Warrants or the certificates representing the Warrant Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.  The Warrant Agent shall have no duty under to deliver such Warrants or the certificates representing such Warrant Shares unless and until it is satisfied that all such taxes and charges have been paid.

SECTION 21.       Exercise of Warrants and Beneficial Ownership Limitations.  By accepting a Warrant, each Holder shall be deemed to have agreed not to exercise any Warrants unless and until, if and to the extent such exercise would result in such Holder’s Beneficially Owned (aggregated with any Affiliates) Common Stock Equivalents reaching the Beneficial Ownership Limitation (as defined below), it and the Company have made all filings and registrations with, and obtained the permission, consent, approval, authorization, qualification or order (including the expiration of applicable waiting periods) from, any governmental and regulatory authorities applicable to the Company, as necessary or advisable for such exercise and the consequential acquisition by it of the Warrant Shares.  For purposes of this Agreement, in determining the number of outstanding Common Stock Equivalents, a Holder may only rely on the number of outstanding Common Stock Equivalents as reflected in the most recent of the following:  (A) the Company’s most recent periodic or annual report filed with the SEC, as the case may be; (B) a more recent public announcement by the Company; and (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of Common Stock Equivalents outstanding.  The “Beneficial Ownership Limitation” shall be such number of Common Stock Equivalents, or such percentage of Common Stock Equivalents outstanding at any time, the Beneficial Ownership of which shall require the prior permission, consent, approval, authorization, qualification or order (including the expiration of applicable waiting periods) of any governmental or regulatory authority applicable to the Company.

SECTION 22.                     Supplements and Amendments.  This Agreement constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and may not be amended, except in a writing signed by both of them.  The Company and the Warrant Agent may from time to time supplement or amend this Agreement or the Warrants (a) without the approval of any Holders in order to cure any ambiguity, manifest error or other mistake in this Agreement or the Warrants, or to correct or supplement any provision contained herein or in the Warrants that may be defective or inconsistent with any other provision herein or in the Warrants, or to make any other provisions in regard to matters or questions arising hereunder that the Company and the Warrant Agent may deem necessary or desirable and that shall not adversely affect, alter or change the interests of the Holders or (b) with the prior written consent of holders of the Warrants exercisable for a majority of the Warrant Shares then issuable upon exercise of the Warrants then outstanding; provided, however, that the prior written consent of holders of Warrants exercisable for a two-thirds of the Warrant Shares then issuable upon exercise of the Warrants then outstanding shall be required for any amendment of this Agreement pursuant to which the Exercise Price would be increased, the Warrant Number would be decreased or the Expiration Date would be advanced to an earlier date.  Notwithstanding anything to the contrary herein, upon the delivery of a certificate from an Appropriate Officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 22 and, provided, that such supplement or amendment does not adversely affect the Warrant Agent’s rights or increase the Warrant Agent’s duties, liabilities or obligations hereunder, the Warrant Agent shall execute such supplement or amendment.  Any amendment, modification or waiver effected pursuant to and in accordance with the provisions of this Section 22 will be binding upon all Holders and upon each future Holder, the Company and the Warrant Agent.  In the event of any amendment, modification or waiver, the Company will give prompt notice thereof to all Holders and, if appropriate, notation thereof will be made on all Global Warrants thereafter surrendered for registration of transfer or exchange.

SECTION 23.                     Successors.  All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

SECTION 24.                     Termination.  This Agreement shall terminate at 5:00 p.m., New York City time, on the Expiration Date (or at 5:00 p.m., New York City Time, on the Business Day immediately following the Expiration Date, with respect to any Warrant exercised as set forth in the last sentence of Section 6(b)).  Notwithstanding the foregoing, this Agreement will terminate on such earlier date on which all outstanding Warrants have been exercised.  Termination of this Agreement shall not relieve the Company or the Warrant Agent of any of their obligations arising prior to the date of such termination or in connection with the settlement of any Warrant exercised prior to 5:00 p.m., New York City time, on the Expiration Date.  The provisions of Section 16, this Section 24, Section 25 and Section 26 shall survive such termination and the resignation or removal of the Warrant Agent.

SECTION 25.                     Governing Law Venue and Jurisdiction; Trial By Jury.  This Agreement and each Warrant issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of such state.  Each party hereto consents and submits to the jurisdiction of the courts of the State of New York and of the federal courts of the Southern District of New York in connection with any action or proceeding brought against it that arises out of or in connection with, that is based upon, or that relates to this Agreement or the transactions contemplated hereby.  In connection with any such action or proceeding in any such court, each party hereto hereby waives personal service of any summons, complaint or other process and hereby agrees that service thereof may be made in accordance with the procedures for giving notice set forth in Section 19 hereof.  Each party hereto hereby waives any objection to jurisdiction or venue in any such court in any such action or proceeding and agrees not to assert any defense based on lack of jurisdiction or venue in any such court in any such action or proceeding.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any action, proceeding or counterclaim as between the parties directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated hereby or disputes relating hereto.  Each of the parties hereto (i) certifies that no representative, agent or attorney of any other party hereto has represented, expressly or otherwise that such other party hereto would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 25.

SECTION 26.                     Benefits of this Agreement.  Nothing in this Agreement shall be construed to give to any Person other than the Company, the Warrant Agent and the Holders any legal or equitable right, remedy or claim under this Agreement, and this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the Holders.

SECTION 27.                     Counterparts.  This Agreement may be executed (including by means of facsimile or electronically transmitted portable document format (.pdf) signature pages) in any number of counterparts and each such counterpart shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

SECTION 28.                     Headings.  The headings of sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and in no way modify or restrict any of the terms or provisions hereof.

SECTION 29.                     Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, and the invalid, illegal or unenforceable provision shall be interpreted and applied so as to produce as near as may be the economic result intended by the parties hereto.  Upon determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

SECTION 30.                     Meaning of Terms Used in Agreement.  The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.  Any references to any federal, state, local or foreign statute or law shall also refer to all rules and regulations promulgated thereunder, unless the context otherwise requires.  Unless the context otherwise requires:  (a) a term has the meaning assigned to it by this Agreement; (b) forms of the word “include” mean that the inclusion is not limited to the items listed; (c) “or” is disjunctive but not exclusive; (d) words in the singular include the plural, and in the plural include the singular; and (e) provisions apply to successive events and transactions; (f) “hereof”,

“hereunder”, “herein” and “hereto” refer to the entire Agreement and not any section or subsection.

The following terms used in this Agreement shall have the meanings set forth below:

(i)                         “$” means the currency of the United States.

(ii)                      “Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Warrants, the rules and procedures of the Depository that apply to such transfer or exchange.

(iii)                   “Beneficial Ownership” shall have the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time.  The terms “Beneficially Own” and “Beneficially Owned” have a corresponding meaning.

(iv)                  “Business Day” means any day that is not a Saturday or Sunday or other day on which banks and financial institutions in New York are authorized or required by law to close.

(v)                     “Definitive Warrant” means a Warrant registered in the name of the Holder thereof, substantially in the form of Exhibit A hereto, except that such Warrant shall not bear the Global Warrant Legend and shall not have the “Schedule of Number of Warrants” attached thereto.

(vi)                  “Global Warrant” means each Global Warrant deposited with or on behalf of and registered in the name of the Depository or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Warrant Legend and that has the “Schedule of Number of Warrants” attached thereto.

(vii)               “Global Warrant Legend” means the legend set forth in Section 5(f) hereof, which is required to be placed on all Global Warrants issued under this Agreement.

(viii)            “Holder” means the Person in whose name a Warrant is registered.

(ix)                  “Indirect Participant” means a Person who holds a beneficial interest in a Global Warrant through a Participant.

(x)                     “Market Price” means (w) if in reference to cash, the current cash value on the date of measurement in U.S. dollars, (x) if in reference to equity securities or securities included within Other Property, which are listed or admitted for trading on a national securities exchange, the average closing price of a share (or similar relevant unit) of such securities as reported on the principal national securities exchange on which the shares (or similar relevant units) of such securities are listed or admitted for trading or (z) in all other cases, the value as determined in good faith by the Board of Directors of the Company.  In each such case, the average price shall be averaged over a period of 21 consecutive trading days consisting of the trading day immediately preceding the day on which the “Market Price” is being determined and the 20 consecutive trading days prior to such day.

(xi)                  “Participant” means Person who has an account with the Depository.

(xii)               “Person” means any individual, corporation, limited partnership, general partnership, limited liability partnership, limited liability company, joint stock company, joint venture, corporation, unincorporated organization, association, company, trust, group or other legal entity, or any governmental or political subdivision or any agency, department or instrumentality thereof.

(xiii)            “SEC” means the Securities Exchange Commission.

[The next page is the signature page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the day and year first above written.

DYNEGY INC.

By:	/s/ Robert C. Flexon
Name:	Robert C. Flexon
Title:	President and Chief Executive Officer

[Signature Page to Dynegy Inc. Warrant Agreement]

COMPUTERSHARE INC.
COMPUTERSHARE TRUST COMPANY, N.A. as
Warrant Agent

By:	/s/ Collin Ekeogu
Name:	Collin Ekeogu
Title:	Director

[Signature Page to Dynegy Inc. Warrant Agreement]

EXHIBIT A

[FACE OF WARRANT]

DYNEGY INC.

CUSIP No.
No.	WARRANTS

This Warrant (“Warrant”) certifies that                 or its registered assigns is the registered holder (the “Holder”) of the number of warrants (“Warrants”) set forth above.  Each Warrant entitles the Holder to purchase one share (the “Warrant Shares”) of Common Stock, par value $0.01 per share (the “Common Stock”), of Dynegy Inc., a Delaware corporation (the “Company”), subject to adjustment as provided in the Warrant Agreement (as defined on the reverse hereof), at an exercise price of $35.00 per share, subject to adjustment as provided in the Warrant Agreement (the “Exercise Price”).  The Warrants expire at 5:00 p.m., New York City time, on February 2, 2024 (such date, the “Expiration Date”).

Subject to Cashless Exercise as described below, the aggregate Exercise Price is payable to the Company in lawful money of the United States of America either by certified or official bank or bank cashier’s check payable to the order of the Company or by wire transfer in immediately available funds to an account of the Warrant Agent specified in writing by the Warrant Agent for such purpose, no later than 5:00 p.m., New York City time.  The Warrants are exercisable only pursuant to, and in compliance with, the Warrant Agreement.  In lieu of paying the Exercise Price as set forth above, subject to the provisions of the Warrant Agreement, each Warrant shall entitle the Holder thereof, at the election of such Holder, to exercise the Warrant by authorizing the Company to withhold from issuance a number of Warrant Shares issuable upon exercise of the Warrants being exercised by such Holder at such time which, when multiplied by the Market Price (as defined in the Warrant Agreement) of the Warrant Shares, is equal to the aggregate Exercise Price, and such withheld Warrant Shares shall no longer be issuable under such Warrants (a “Cashless Exercise”).  Notwithstanding the foregoing, no Cashless Exercise shall be permitted if, as the result of such adjustment provided for in Section 11 of the Warrant Agreement at the time of such Cashless Exercise, Warrant Shares include a cash component and the Company would be required to pay cash to a Holder upon an exercise of Warrants.

The Exercise Price and the number of Warrant Shares purchasable upon exercise of this Warrant are subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement.

No Warrant may be exercised after the Expiration Date (except as set forth in the Warrant Agreement).  After the Expiration Date, the Warrants will become wholly void and of no value.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS WARRANT SET FORTH ON THE REVERSE HEREOF.  SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

This Warrant shall not be valid unless countersigned by the Warrant Agent (as defined in the Warrant Agreement).

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer.

Dated:
DYNEGY INC.

By:
Name:
Title:

COMPUTERSHARE INC.
COMPUTERSHARE TRUST COMPANY, N.A. as
Warrant Agent

By:
Name:
Title:

FORM OF REVERSE OF WARRANT

DYNEGY INC.

[Insert the Global Warrant Legend, if applicable pursuant to the provisions of the Warrant Agreement.]

This Warrant is a part of a duly authorized issue of Warrants.  The Warrants have been issued pursuant to a Warrant Agreement dated as of February 2, 2017 (the “Warrant Agreement”), between the Company and Computershare Inc., a Delaware corporation, and its wholly-owned subsidiary Computershare Trust Company, N.A., a federally chartered, limited purpose trust company, as warrant agent (collectively, the “Warrant Agent”).  The Warrant Agreement hereby is incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the Holders.  A copy of the Warrant Agreement may be inspected at the Warrant Agent office and is available upon written request addressed to the Company.  All capitalized terms used in this Warrant but not defined that are defined in the Warrant Agreement shall have the meanings assigned to them therein.

Subject to the terms and conditions set forth herein and in the Warrant Agreement, the Holder of this Warrant may exercise such Warrant by providing written notice of such election (“Warrant Exercise Notice”) to exercise the Warrant to the Company and the Warrant Agent at the address set forth in the Warrant Agreement, “Re:  Warrant Exercise”, by hand, no later than 5:00 p.m., New York City time, on the Expiration Date, which Warrant Exercise Notice shall substantially be in the form of an election to purchase Warrant Shares set forth herein, properly completed and executed by the Holder; provided, that to the extent a Warrant Exercise Notice is delivered through the book-entry facilities of the Depository no later than 5:00 p.m., New York City time, on the Expiration Date, but the deliveries and payment specified above is effected thereafter but no later than 5:00 p.m., New York City time, on the Business Day immediately after a Warrant Exercise Notice is delivered to the Warrant Agent (and no later than one Business Day after the Expiration Date), the Warrants shall nonetheless be deemed exercised prior to the Expiration Date for the purposes of the Warrant Agreement.

In the event that less than all of the Warrants evidenced hereby are exercised at any time prior to the Expiration Date, there shall be issued to the Holder hereof, or such Holder’s assignee, a new Warrant for the remaining number of Warrants not so exercised.  No adjustment shall be made for any cash dividends on any Warrant Shares issuable upon exercise of the Warrants evidenced hereby.

The Company shall not be required to issue fractions of Warrant Shares or any Warrant that evidences fractional Warrant Shares.

This Warrant shall be transferred, exchanged and assigned only in accordance with the terms set forth in this Warrant, including on the face hereof, and on the terms and subject to the conditions of the Warrant Agreement.

No Warrants may be sold, exchanged or otherwise transferred in violation of the Securities Act or state securities laws.  The securities represented by this instrument (including any securities issued upon exercise hereof) have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or the securities laws of any state and were issued pursuant to an exemption from the registration requirement of Section 5 of the Securities Act provided by Section 1145 of Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”), and to the extent that a Warrant holder is an “underwriter” as defined in Section 1145(b)(1) of Chapter 11 of the Bankruptcy Code, such holder may not be able to sell or transfer any securities represented by this instrument (including any securities issued upon exercise hereof) in the absence of an effective registration statement relating thereto under the Securities Act and in accordance with applicable state securities laws or pursuant to an exemption from registration under such act or such laws.

The Company and Warrant Agent may deem and treat the registered Holder hereof as the absolute owner of this Warrant (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

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SCHEDULE OF NUMBER OF WARRANTS(1)

The following increases and decreases in this Global Warrant have been made:

Date of decrease/increase	Amount of decrease in number of Warrants of this Global Warrant	Amount of increase in number of Warrants of this Global Warrants	Number of Warrants of this Global Warrants following such decrease/ increase	Signature of authorized signatory of Warrant Agent

(1)  This schedule should be included only if the Warrant is issued in global form.

EXHIBIT B-1

FORM OF ELECTION TO EXERCISE WARRANT FOR
WARRANT HOLDERS HOLDING WARRANTS THROUGH
THE DEPOSITORY TRUST COMPANY

TO BE COMPLETED BY DIRECT PARTICIPANT
IN THE DEPOSITORY TRUST COMPANY

DYNEGY INC.

(TO BE EXECUTED UPON EXERCISE OF THE WARRANT)

The undersigned hereby irrevocably elects to exercise the right, represented by             Warrants held for its benefit through the book-entry facilities of The Depository Trust Company (the “Depository”), to purchase newly issued shares of Common Stock, par value $0.01 per share, of Dynegy Inc. (the “Company”) at the Exercise Price of $       per share.

The undersigned represents, warrants and promises that it has the full power and authority to exercise and deliver the Warrants exercised hereby.  The undersigned represents, warrants and promises that it has delivered or will deliver in payment for such shares $          by certified or official bank or bank cashier’s check payable to the order of the Company, or by wire transfer in immediately available funds of the aggregate Exercise Price to an account of the Warrant Agent specified in writing by the Warrant Agent for such purpose or through a Cashless Exercise (as defined below), no later than 5:00 p.m., New York City time, on the date the Warrant Exercise Notice is delivered to the Warrant Agent.

Please check if the undersigned, in lieu of paying the Exercise Price as set forth above, elects to exercise the Warrants by authorizing the Company to withhold from issuance a number of shares issuable upon exercise of such Warrants which, when multiplied by the Market Price of the Warrant Shares, is equal to the aggregate Exercise Price, and such withheld Warrant Shares shall no longer be issuable under such Warrants (a “Cashless Exercise”).

The undersigned requests that the shares of Common Stock purchased hereby be in registered form in the authorized denominations, registered in such names and delivered, all as specified in accordance with the instructions set forth below, provided that if the shares of Common Stock are evidenced by global securities, the shares of Common Stock shall be registered in the name of the Depository or its nominee.

Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Warrant Agreement, dated as of February 2, 2017, between the Company and Computershare Inc., a Delaware corporation and its wholly-owned subsidiary Computershare Trust Company, N.A., a federally chartered, limited purpose trust company, as warrant agent.

Date:

NOTE:  THIS EXERCISE NOTICE MUST BE DELIVERED TO THE WARRANT AGENT, PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.  THE WARRANT AGENT SHALL NOTIFY YOU (THROUGH THE CLEARING SYSTEM) OF (1) THE WARRANT AGENT’S ACCOUNT AT THE DEPOSITORY TO WHICH YOU MUST DELIVER YOUR WARRANTS ON THE EXERCISE DATE AND (2) THE ADDRESS AND PHONE NUMBER WHERE YOU CAN CONTACT THE WARRANT AGENT AND TO WHICH WARRANT EXERCISE NOTICES ARE TO BE SUBMITTED.

NAME OF DIRECT PARTICIPANT IN THE DEPOSITORY:

(PLEASE PRINT)
ADDRESS:

CONTACT NAME:

ADDRESS:

TELEPHONE (INCLUDING INTERNATIONAL CODE):

FAX (INCLUDING INTERNATIONAL CODE):

SOCIAL SECURITY OR OTHER TAXPAYER IDENTIFICATION NUMBER (IF APPLICABLE):

ACCOUNT FROM WHICH WARRANTS ARE BEING DELIVERED:

DEPOSITORY ACCOUNT NO.:

WARRANT EXERCISE NOTICES WILL ONLY BE VALID IF DELIVERED IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH IN THIS NOTIFICATION (OR AS OTHERWISE DIRECTED), MARKED TO THE ATTENTION OF “WARRANT EXERCISE”.  WARRANT HOLDER DELIVERING WARRANTS, IF OTHER THAN THE DIRECT DTC PARTICIPANT DELIVERING THIS WARRANT EXERCISE NOTICE:

NAME:
(PLEASE PRINT)

CONTACT NAME:

TELEPHONE (INCLUDING INTERNATIONAL CODE):

FAX (INCLUDING INTERNATIONAL CODE):

SOCIAL SECURITY OR OTHER TAXPAYER IDENTIFICATION NUMBER (IF APPLICABLE):

ACCOUNT TO WHICH THE SHARES OF COMMON STOCK ARE TO BE CREDITED:

DEPOSITORY ACCOUNT NO.:

FILL IN FOR DELIVERY OF THE COMMON STOCK, IF OTHER THAN TO THE PERSON DELIVERING THIS WARRANT EXERCISE NOTICE:

NAME:
(PLEASE PRINT)

ADDRESS:

CONTACT NAME:

TELEPHONE (INCLUDING INTERNATIONAL CODE):

FAX (INCLUDING INTERNATIONAL CODE):

SOCIAL SECURITY OR OTHER TAXPAYER IDENTIFICATION NUMBER (IF APPLICABLE):

NUMBER OF WARRANTS BEING
EXERCISED

(ONLY ONE EXERCISE PER WARRANT EXERCISE NOTICE)

Signature:

Name:

Capacity in which Signing:

Signature Guaranteed BY:

Signatures must be guaranteed by a participant in the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program.

EXHIBIT B-2

FORM OF ELECTION (“FORM OF ELECTION”) TO EXERCISE WARRANT FOR
WARRANT HOLDERS HOLDING DEFINITIVE WARRANTS

DYNEGY INC.

(TO BE EXECUTED UPON EXERCISE OF THE WARRANT)

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant statement, to purchase        newly issued shares of Common Stock, par value $0.01 per share, of Dynegy Inc. (the “Company”) at the Exercise Price of $      per share.

The undersigned represents, warrants and promises that it has the full power and authority to exercise and deliver the Warrants exercised hereby.  The undersigned represents, warrants and promises that it has delivered as payment for such shares $      (the “Exercise Amount”) by certified or official bank or bank cashier’s check payable to the order of “Dynegy Inc.”, together with this Form of Election or through a Cashless Exercise (as defined below).

Please check if the undersigned, in lieu of paying the Exercise Amount as set forth above, elects to exercise the Warrants by authorizing the Company to withhold from issuance a number of Warrant Shares issuable upon exercise of such Warrants which, when multiplied by the Market Price of the Warrant Shares, is equal to the aggregate Exercise Price, and such withheld Warrant Shares shall no longer be issuable under such Warrants (a “Cashless Exercise”).

Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Warrant Agreement, dated as of February 2, 2017, between the Company and Computershare Inc., a Delaware corporation and its wholly-owned subsidiary Computershare Trust Company, N.A., a federally chartered, limited purpose trust company, as warrant agent.

The undersigned requests that a statement representing the Warrant Shares be delivered as follows:

Name

Address

Delivery Address (if different)

If such number of Warrant Shares is less than the aggregate number of Warrant Shares purchasable hereunder, the undersigned requests that a new Definitive Warrant representing the balance of such Warrants shall be registered, with the appropriate Warrant statement delivered as follows:

Name

Address

Delivery Address (if different)

Social Security or Other Taxpayer	Signature
Identification Number of Holder

Note:  The above signature must correspond with the name as written upon the Warrant statement in every particular, without alteration or enlargement or any change whatsoever.  If the statement representing the Warrant Shares or any Warrant statement representing Warrants not exercised is to be registered in a name other than that in which this Warrant statement is registered, the signature of the holder hereof must be guaranteed.

SIGNATURE GUARANTEED BY:

Signatures must be guaranteed by a participant in the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program.

EXHIBIT C

FORM OF ASSIGNMENT

(TO BE EXECUTED BY THE REGISTERED HOLDER IF SUCH HOLDER
DESIRES TO TRANSFER A WARRANT)

FOR VALUE RECEIVED, the undersigned registered holder hereby sells, assigns and transfers unto

Name of Assignee

Address of Assignee

Warrants to purchase shares of Common Stock of Dynegy Inc. held by the undersigned, together with all right, title and interest therein, and does irrevocably constitute and appoint                   attorney, to transfer such Warrants on the books of the Warrant Agent, with full power of substitution.

Dated	Signature

Social Security or Other Taxpayer Identification Number of Assignee

SIGNATURE GUARANTEED BY:

Signatures must be guaranteed by a participant in the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program.